[PULASKI FINANCIAL CORP. LETTERHEAD]


FOR IMMEDIATE RELEASE


        PULASKI FINANCIAL TO PRESENT AT THE KEEFE BRUYETTE WOODS ANNUAL
                       COMMUNITY BANK INVESTOR CONFERENCE


ST. LOUIS, JULY 19, 2005-Pulaski Financial Corp. (Nasdaq: PULB), parent of Pulaski Bank, will make a presentation at the Keefe Bruyette Woods Annual Community Bank Investor conference in New York City on Tuesday, July 16 at 3 PM EDT. William A. Donius, Chairman and CEO, will speak to the investment community.

The presentation will be made available that day and can be accessed in the shareholder pages at http://www.pulaskibankstl.com/.
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Pulaski Financial Corp., operating in its 83rd year through its subsidiary,
Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offer a full-line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for
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useful and comparative data.

For Additional Information Contact:

William A. Donius, Chairman and CEO             Michael Arneth or Brian Gately
Pulaski Financial Corp.                         The Investor Relations Company
(314) 878-2210 Ext. 3610                        (847) 296-4200


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